Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the consolidated financial statements of Enterprise Financial Services Corp and the effectiveness of Enterprise Financial Services Corp's internal control over financial reporting dated March 15, 2013, appearing in the Annual Report on Form 10-K of Enterprise Financial Services Corp for the year ended December 31, 2012.

/s/ Deloitte & Touche LLP
St. Louis, Missouri
November 22, 2013